UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  April 4, 2005
                                               ---------------------------------


                          Pre-Paid Legal Services, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
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                 (State or Other Jurisdiction of Incorporation)


              001-09293                                73-1016728
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     (Commission File Number)            (IRS Employer Identification No.)


          One Pre-Paid Way
               Ada, OK                                     74820
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(Address of Principal Executive Offices)                (Zip Code)


                                 (580) 436-1234
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              (Registrant's Telephone Number, Including Area Code)



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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

     On April 4, 2005, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its membership production and recruiting information for the three months ended March 31, 2005. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

         The following exhibits are included with this report:

   Exhibit No.                              Description
   -----------                              -----------
       99.1         Company Press Release dated April 4, 2005


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                          By:      /s/ Randy Harp
                          ------------------------------------------------------
                                  Randy Harp, Chief Operating Officer

Date:  April 4, 2005

For Immediate Release                               Company    Steve Williamson
Monday, April 4, 2005                               Contact:      (580) 436-1234

                      PRE-PAID ANNOUNCES 2005 1ST QUARTER R
                     ECRUITING UP 258%, MEMBERSHIPS UP 11%,
             $10 MILLION STOCK REPURCHASES AND $0.30 CASH DIVIDEND

     ADA, OK, April 4, 2005 - Pre-Paid Legal Services, Inc. (NYSE: PPD), reported today new memberships produced and new sales associates enrolled for the 2005 first quarter. During the 1st quarter of 2005, new sales associates enrolled increased 258% and represent the largest number of new recruits in our 33 year history, new memberships produced increased 11% and our active membership base increased 4% compared to the comparable period of the previous year. On a sequential quarterly basis, new associates enrolled increased 27%, new memberships produced increased 15% and our active membership base increased 2%, or 34,402 memberships, and represents the largest quarterly increase since the 2nd quarter of 2002.

----------------------------------------------------------------------------------------- -----------------------------------------
                                                                                                     Three Months Ended
New Memberships:                                                                           3/31/2005     12/31/2004    3/31/2004
----------------                                                                           ---------     ----------    ---------
New legal service membership sales.....................................................       173,348       149,759       156,135
New "stand-alone" IDT membership sales.................................................         7,531         7,137         6,697
                                                                                           ------------  -----------   -----------
        Total new membership sales.....................................................       180,879       156,896       162,832
                                                                                           ------------  -----------   -----------

New "add-on" IDT membership sales......................................................       103,777        85,918        84,774
Active Memberships:
Active legal service memberships at end of period......................................     1,453,702     1,424,707     1,417,553
Active "stand-alone" IDT memberships at end of period (see note below).................        32,400        26,993        12,071
                                                                                           ------------  -----------   -----------
         Total active memberships at end of period.....................................     1,486,102     1,451,700     1,429,624
                                                                                           ------------  -----------   -----------
Active "add-on" IDT memberships at end of period (see note below)......................       337,868       283,889       154,774

New Sales Associates:
New sales associates recruited.........................................................        52,944        41,829        14,774

Average enrollment fee paid by new sales associates....................................        $68.68        $89.71       $226.00

Average Membership fee in force:
Average Annual Membership fee..........................................................       $277.54       $274.02       $266.21

Note - reflects 4,676 net transfers from "add-on" status to "stand-alone" status during the quarter
-----------------------------------------------------------------------------------------------------------------------------------

     Our total  active  membership  fee in force  increased  approximately  8.4%
during the last four quarters and continues our trend of increasing our membership base and membership fees. Additionally, the membership persistency rate (defined as the number of memberships in force at the end of a 12 month period as a percentage of the total of memberships in force at the beginning of such period, plus new memberships sold during such period) has increased for seven consecutive quarters from 67.6% as of June 30, 2003 to 71.7% for the latest 12 month period ended March 31, 2005.

     Our board of directors has declared a cash dividend of $0.30 per share on our outstanding shares of common stock. Based on the currently outstanding 15.3 million shares of common stock, the dividend will result in a cash distribution to shareholders of $4.6 million. The cash dividend is payable on May 16, 2005 to shareholders of record as of the close of business on April 25, 2005.

     Our first quarter 2005 corporate finance focus has again been on share repurchases. During the 1st quarter, we returned $10.0 million to shareholders through the repurchase of 288,900 shares of common stock in our open market repurchase program. We believe the flexibility to repurchase shares, pay a dividend, or both enables us to maximize the long-term per share value of our common stock, by making a decision to repurchase shares or pay a dividend or both based on market conditions and our cash position. This flexibility allowed us to buy back our shares when our stock dipped in late February. We are fortunate to have a business model that allows us to grow and still produce excess cash. We think of our shareholders as long-term partners. Our goal is to use every excess dollar of cash to improve the value of each share.

     We anticipate announcing our 2005 first quarter financial results on April 25, 2005 after the market closes and hosting a conference call to discuss such results on April 27, 2005. Our commission expense is primarily dependent on new membership sales and accordingly, due to the increase in new memberships written during the first quarter of 2005, we expect an increase in commission expense for the 2005 first quarter.


         About Us

     We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of more than 50 independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind because of our association with Kroll Background America, Inc., a subsidiary of Kroll Inc. and our provider law firms. More information about us and our products can be found at our homepage at http://www.prepaidlegal.com.

     Forward-Looking Statements
     Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to increase significantly our employee group membership sales, that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales and that we may have material weaknesses in our internal control environment. Please refer to pages 38 and 39 of our 2004 Form 10-K for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release. ###